EXHIBIT 23






                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 33-15017 on Form S-8 and in Post-Effective Amendment No. 2 to Registration Statement No. 33-79014 on Form S-8 of our report dated April 28, 1995 appearing in and incorporated by reference in this Annual Report on Form 10-K of WSMP, Inc. for the fiscal year ended February 24, 1995.


DELOITTE & TOUCHE LLP

Hickory, North Carolina
May 18, 1995